United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 8, 2016 madison technologies, inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4448 Patterdale Drive, North Vancouver, BC	V7R 4L8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Technologies, Inc.	Page 2

Information to be included in report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 6, 2016, Thomas Brady consented to and was appointed as an additional director of Madison.

Also, on September 6, 2016, Joseph Gallo resigned as the Chief Financial Officer, the Chief Financial Officer, and the Corporate Secretary, and as a director of Madison.

Also, on September 6, 2016, Mr. Brady consented to and was appointed the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison by the board of directors.

The board of directors of Madison currently consists of Thomas Brady as the sole director and as the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison.

Thomas Brady (64 years old) has been a director and officer of Madison since September 2016. Mr. Brady has over experience working in marketing and sales for both small and large corporations. During the past five years, since March 1992, Mr. Brady has been the President of BBX Marketing Corp, a investment and consulting company. Mr. Brady holds a Bachelor of Commerce degree from the University of Manitoba.

Mr Brady does not hold a directorship in any other reporting company.

There is no family relationship among the directors or officers of Madison.

During the last two years, there has been no transaction or proposed transaction that Madison was or is a party to in which Mr. Brady had or is to have a direct or indirect material interest.

Form 8-K	Madison Technologies, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Technologies, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison technologies, inc.

Dated: September 8, 2015	By:	/s/ Thomas Brady
Thomas Brady – CEO